Integra LifeSciences Announces Key Executive Leadership Changes

Princeton, New Jersey, May 21, 2020 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (Nasdaq:IART) today announced changes to its executive leadership team. Michael McBreen, who is currently the corporate vice president and president of the international business, has been promoted to executive vice president and president, Codman Specialty Surgical (CSS), effective June 8, 2020. Mr. McBreen replaces Dan Reuvers, who will be leaving Integra to become chief executive officer of Tactile Systems Technology, Inc. (“Tactile Medical”), a medical technology company.
Mr. McBreen joined Integra as part of the Codman Neurosurgery acquisition from Johnson & Johnson in 2017 as the leader of the international business. Prior to Integra, he led U.S. commercial and global marketing for Codman Neurosurgery and Neurovascular businesses and was also worldwide vice president for professional education for the Johnson & Johnson Medical Device and Diagnostics Sector. Mr. McBreen also held numerous U.S. and global roles of increasing responsibility in sales and marketing at DePuy Mitek Sports Medicine, a division of Johnson & Johnson, since joining the company in 1996.
“Mike is a proven leader who has demonstrated exemplary leadership capabilities as evidenced by the expansion and strong revenue performance of our international business over the last two years. I look forward to Mike’s contributions in further strengthening CSS’ market leadership in neurosurgery,” said Peter Arduini, president and CEO. “I want to thank Dan for his steadfast commitment to our company values and invaluable contributions to Integra’s overall success. I wish him well in his future role.”
Mr. Reuvers joined Integra in 2008 as vice president of marketing and product development for Integra's surgical business. He assumed roles of increasing responsibility, including president of the international business in 2013 wherein he led the significant growth in Europe, Middle East, Africa, Latin America, Asia Pacific and Canada. During his tenure as the president of CSS, Mr. Reuvers led the transformative Codman Neuro acquisition and integration, bolstering Integra’s global leadership position in neurosurgery.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. Forward-looking factors that may be discussed include, but are not limited to, future financial performance, new product development, governmental approvals, market potential and resulting sales as well as potential therapeutic applications, and additional acquisitions. These risks and uncertainties include market conditions and other factors beyond the Company's control and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission, including, without limitation, Integra’s Report on Form 10-Q filed on May 7, 2020, could affect actual results. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Integra LifeSciences Holdings Corporation

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